Exhibit 99.1

Conference Call and Webcast

Today, October 30, 2017 at 10:00 a.m. ET

719/457-2080, conference ID 7827930 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
Heidi Raphael	Joseph Jaffoni, Jennifer Neuman
Vice President of Corporate Communications	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP THIRD QUARTER NET

REVENUE INCREASES 112.4% TO $58.9 MILLION

Expanded Scale Leads to Significant Growth in Operating Income,

Net Income, Station Operating Income, and Diluted EPS

NAPLES, Florida, October 30, 2017 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three month and nine month periods ended September 30, 2017.

On November 1, 2016, Beasley acquired 18 radio stations (net of divestitures) (“the Greater Media stations”). The actual results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the acquired Greater Media stations. On January 6, 2017 the Company completed the sale of WFNZ-AM and three Greater Media stations in Charlotte. On May 1, 2017 the Company completed the sale of six stations in Greenville-New Bern-Jacksonville. The pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the Greater Media stations, excluding the aforementioned Charlotte and Greenville-New Bern-Jacksonville stations, as if the transaction had been completed on January 1, 2016.

Summary of Third Quarter Results (actual)

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenue	$58.9	$27.7	$173.7	$83.0
Station operating income (SOI—non-GAAP)	16.4	8.2	42.3	23.7
Operating income	13.2	3.8	37.6	12.7
Net income	6.1	1.7	17.5	6.0
Net income per diluted share	$0.22	$0.07	$0.63	$0.26

The $31.2 million, or 112.4%, year-over-year increase in net revenue during the three months ended September 30, 2017, reflects the operation of stations in Boston, Philadelphia, Detroit and New Jersey acquired from Greater Media, partially offset by the disposition of the Charlotte and Greenville-New Bern-Jacksonville stations and the impact on the comparison of political revenue in the year ago quarter.

Station Operating Income (SOI, a non-GAAP financial measure) rose 100% year-over-year in the third quarter of 2017. The increase in SOI reflects the operations of the Greater Media stations and comparable quarterly net revenues at Beasley’s existing stations versus the 2016 period, which does not include the Greater Media stations.

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Beasley Broadcast Group, 10/30/17	page 2

Operating income of $13.2 million in the third quarter of 2017, an increase of approximately $9.4 million, or 246.9%, over the comparable 2016 period, is primarily attributable to the increase in station operating income, partially offset by the $2.5 million change in the fair value of contingent consideration on the acquisition of the Greater Media due to fluctuations in the Company’s stock price which increased the fair value of certain preliminary purchase price accounting items. Interest expense increased approximately $3.9 million, primarily related to the financing of the Greater Media acquisition. As a result of these factors, net income per diluted share increased to $0.22 per diluted share in the three months ended September 30, 2017, compared to $0.07 per diluted share in the three months ended September 30, 2016.

Please refer to the “Calculation of SOI” and “Reconciliation of SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “The operating and financial benefits of the Greater Media transaction are becoming more visible as we continue making progress on our synergy realization and integration initiatives, which are focused on driving SOI margin expansion. Pro forma net revenues were flat compared to the prior year period, despite the non-recurrence of $0.6 million in political revenue, while we reduced pro forma station operating expenses by 5.2% or $2.3 million. As a result, Beasley generated a 16.9% increase in third quarter pro forma SOI with SOI margins reaching 27.9%, up 400 basis points from 23.9% in the year-ago period and up 130 basis points on a quarterly sequential basis from 26.6% in the 2017 second quarter.

“Throughout the third quarter, we continued to actively manage our local radio broadcasting platform while implementing our operating disciplines at the acquired Greater Media stations. We remain focused on strong local programming to support our goals of ratings and market leadership. Revenue at Beasley’s combined clusters rose 0.1% in the third quarter, outperforming the overall markets, which declined 0.8% according to Miller Kaplan. Of particular note, our Detroit cluster generated double-digit revenue increases and our Philadelphia cluster rebounded from a transition-related revenue decline earlier this year to an increase of 1% in the third quarter. These increases were offset by declines in our Tampa, Charlotte and Las Vegas clusters.

“Our total outstanding debt as of September 30, 2017, was approximately $219 million, compared to $225 million at June 30, 2017. We made voluntary debt repayments of $6.0 million in the third quarter, resulting in a total $49 million reduction in debt year-to-date. In addition, with our strong operating cash flows and commitment to return capital to shareholders, we declared our seventeenth consecutive quarterly cash dividend during the third quarter.

“Throughout 2017 and looking into 2018, we intend to continue our strategic priorities of achieving or exceeding the synergy targets and integration goals for the Greater media acquired stations, reducing debt, leverage, and our cost of capital, returning value to our shareholders through our quarterly cash dividend program and further diversifying our revenue streams. We remain confident in the radio industry and believe that Beasley’s ongoing initiatives to drive sales, productivity and efficiency across our platform, combined with prudent management of our capital structure, is a proven formula for sustained long term financial growth and the creation of shareholder value.”

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Beasley Broadcast Group, 10/30/17	page 3

Conference Call and Webcast Information

The Company will host a conference call and webcast today, October 30, 2017, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 719/457-2080, conference ID 7827930 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Monday, October 30, 2017. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 56th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 63 stations (45 FM and 18 AM) in 15 large- and mid-size markets in the United States. Approximately 18.0 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “believe,” “hope,” “plan,” “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	the ability to successfully combine our business with Greater Media’s business and the potential for unexpected delays, costs, or liabilities relating to the integration of Greater Media;

•	the incurrence of significant Merger-related fees and costs;

•	the risk that the Merger may prevent us from acting on future opportunities to enhance stockholder value;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

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Beasley Broadcast Group, 10/30/17	page 4

•	audience acceptance of our content, particularly our radio programs;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	the risk that our FCC broadcasting licenses and/or goodwill, including those assets recorded due to the Merger, could become impaired;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute its programming;

•	disruptions or security breaches of our information technology infrastructure;

•	actions by the FCC or new legislation affecting the radio industry;

•	the loss of key personnel;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us;

•	the effect of future sales of Class A common stock by the Beasley family or the former stockholders of Greater Media; and

•	other economic, business, competitive, and regulatory factors affecting our businesses.

Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of October 30, 2017, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 10/30/17	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenue	$58,902,050	$27,729,026	$173,656,015	$82,961,354

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	42,481,721	19,519,464	131,344,313	59,235,576
Corporate general and administrative expenses (including stock-based compensation)	4,026,521	2,394,970	11,745,100	7,339,588
Merger and disposition expenses	—	1,200,573	746,070	1,200,573
Other operating expenses	290,581	—	871,743	—
Depreciation and amortization	1,453,167	816,394	4,575,646	2,486,381
Gain on dispositions	—	—	(3,707,993)	—
Change in fair value of contingent consideration	(2,524,195)	—	(7,666,145)	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—

Total operating expenses	45,727,795	23,931,401	136,096,286	70,262,118
Operating income	13,174,255	3,797,625	37,559,729	12,699,236
Non-operating income (expense):
Interest expense	(4,717,530)	(855,378)	(14,296,913)	(2,742,462)
Other income (expense), net	46,219	316,126	441,936	545,537

Income before income taxes	8,502,944	3,258,373	23,704,752	10,502,311
Income tax expense	2,432,740	1,564,005	6,242,531	4,517,712

Net income	$6,070,204	$1,694,368	$17,462,221	$5,984,599

Basic and diluted net income per share	$0.22	$0.07	$0.63	$0.26

Basic common shares outstanding	27,705,736	23,025,764	27,690,199	23,010,933

Diluted common shares outstanding	27,907,570	23,176,632	27,886,984	23,142,178

Stock-based compensation
Station operating expense	69,815	36,412	203,530	109,236
Corporate general and administrative expense	472,167	164,752	1,310,147	532,608

	541,982	201,164	1,513,677	641,844

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Beasley Broadcast Group, 10/30/17	page 6

Selected Balance Sheet Data—Unaudited

(in thousands)

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$15,455	$20,325
Working capital	58,448	69,472
Total assets	631,920	661,670
Long term debt, net of current portion and unamortized debt issuance costs	206,910	247,692
Stockholders’ equity	$217,016	$202,492

Selected Statement of Cash Flows Data – Unaudited

	Nine Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$17,754,746	$13,138,473
Net cash provided by (used in) investing activities	30,778,431	(1,495,861)
Net cash used in financing activities	(53,403,678)	(9,310,222)

Net increase (decrease) in cash and cash equivalents	$(4,870,501)	$2,332,390

Calculation of SOI – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenue	$58,902,050	$27,729,026	$173,656,015	$82,961,354
Station operating expenses	(42,481,721)	(19,519,464)	(131,344,313)	(59,235,576)

SOI	$16,420,329	$8,209,562	$42,311,702	$23,725,778

Reconciliation of Net Income to SOI—Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$6,070,204	$1,694,368	$17,462,221	$5,984,599
Corporate general and administrative expenses	4,026,521	2,394,970	11,745,100	7,339,588
Merger and disposition expenses	—	1,200,573	746,070	1,200,573
Other operating expenses	290,581	—	871,743	—
Depreciation and amortization	1,453,167	816,394	4,575,646	2,486,381
Gain on dispositions	—	—	(3,707,993)	—
Change in fair value of contingent consideration	(2,524,195)	—	(7,666,145)	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—
Interest expense	4,717,530	855,378	14,296,913	2,742,462
Other income (expense), net	(46,219)	(316,126)	(441,936)	(545,537)
Income tax expense	2,432,740	1,564,005	6,242,531	4,517,712

SOI	$16,420,329	$8,209,562	$42,311,702	$23,725,778

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Beasley Broadcast Group, 10/30/17	page 7

BEASLEY BROADCAST GROUP, INC.

Supplemental Pro-Forma* Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reported net revenue	$58,902,050	$27,729,026	$173,656,015	$82,961,354
Acquired stations	—	33,591,812	—	100,971,109
Sold stations	(31,981)	(2,493,840)	(2,024,906)	(7,081,097)

Pro-forma net revenue	$58,870,069	$58,826,998	$171,631,109	$176,851,366

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reported station operating expenses	$42,481,721	$19,519,464	$131,344,313	$59,235,576
Acquired stations	—	27,454,857	—	85,928,113
Sold stations	(35,005)	(2,191,786)	(1,896,743)	(6,438,288)

Pro-forma station operating expenses	$42,446,716	$44,782,535	$129,447,570	$138,725,401

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Pro-forma net revenue	$58,870,069	$58,826,998	$171,631,109	$176,851,366
Pro-forma station operating expenses	42,446,716	44,782,535	129,447,570	138,725,401

Pro-forma SOI	$16,423,353	$14,044,463	$42,183,539	$38,125,965

*	The pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the Greater Media stations, excluding the divested Greater Media Charlotte stations, as if the transaction had been completed January 1, 2016.

Reconciliation of Pro-Forma SOI to Net Income—Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$6,070,204	$1,694,368	$17,462,221	$5,984,599
Pro-forma net revenue adjustment	(31,981)	31,097,972	(2,024,906)	93,890,012
Pro-forma station operating expenses adjustment	35,005	(25,263,071)	1,896,743	(79,489,825)
Corporate general and administrative expenses	4,026,521	2,394,970	11,745,100	7,339,588
Merger and disposition expenses	—	1,200,573	746,070	1,200,573
Other operating expenses	290,581	—	871,743	—
Depreciation and amortization	1,453,167	816,394	4,575,646	2,486,381
Gain on dispositions	—	—	(3,707,993)	—
Change in fair value of contingent consideration	(2,524,195)	—	(7,666,145)	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—
Interest expense	4,717,530	855,378	14,296,913	2,742,462
Other income (expense), net	(46,219)	(316,126)	(441,936)	(545,537)
Income tax expense	2,432,740	1,564,005	6,242,531	4,517,712

Pro-Forma SOI	$16,423,353	$14,044,463	$42,183,539	$38,125,965

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